CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (Form N-1A No. 2-66073) dated December 17, 1998, of NRM Investment Company of our report dated September 18, 1998, included in the 1998 annual report to shareholders of NRM Investment Company.


                                            BEARD & COMPANY, INC.

Reading, Pennsylvania
December 17, 1998